As filed with the Securities and Exchange Commission on June 8, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AETERNA ZENTARIS INC.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Canada	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

315 Sigma Drive
Summerville, South Carolina 29486
(843) 900-3223

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Klaus Paulini, PhD

President and Chief Executive Officer

Aeterna Zentaris, Inc.,

315 Sigma Drive
Summerville, South Carolina 29486
(843) 900-3211

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Klaus Paulini, PhD Aeterna Zentaris Inc. 315 Sigma Drive Summerville, South Carolina 29486 (843) 900-3211	Brian Pukier, Esq. Jeff Hershenfield, Esq. Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario Canada, M5L 1B9 (416) 869-5205	Michael J. Lerner, Esq. Steven M. Skolnick, Esq. Lowenstein Sandler LLP 1251 Avenue of the Americas New York, NY 10020 United States (212) 262-6700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [  ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Security(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, no par value per share, underlying previously issued unregistered September 2019 Investor Warrants, and associated Share Purchase Rights (4)	3,325,000	$1.185	$3,940,125	$511.43
Common Shares, no par value per share, underlying previously issued unregistered February 2020 Investor Warrants, and associated Share Purchase Rights (5)	2,608,696	$1.185	$3,091,305	$401.26
Common Shares, no par value per share, underlying previously issued unregistered February 2020 Placement Agent Warrants, and associated Share Purchase Rights (6)	243,478	$1.185	$288,522	$37.46
Total	6,177,174		$7,319,952	$950.15

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminable number of additional securities that may become issuable pursuant to terms designed to prevent dilution resulting from share splits, share dividends or similar events.

(2)	All common shares of the registrant carry rights to purchase additional common shares pursuant to the Shareholder Rights Plan Agreement between the registrant and Computershare Trust Company of Canada. Such purchase rights are attached to and trade with the common shares. The value, if any, attributable to the purchase rights is reflected in the value of the common shares.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the registrant’s common shares, as reported on the Nasdaq Capital Market on June 4, 2020, a date within five business days prior to the initial filing of this registration statement on June 8, 2020.

(4)	Consists of 3,325,000 common shares that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in September 2019 which entitle the holders to purchase up to 3,325,000 of our common shares, at an exercise price of $1.65 per share, and which are currently exercisable until September 24, 2024.

(5)	Consists of 2,608,696 common shares that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in February 2020 which entitle the holders to purchase up to 2,608,696 of our common shares, at an exercise price of $1.20 per share, and which are currently exercisable until August 21, 2025.

(6)	Consists of 243,478 common shares that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in February 2020 as placement agent consideration which entitle the holders to purchase up to 243,478 of our common shares, at an exercise price of $1.61719 per share, and which are currently exercisable until February 19, 2025.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 8, 2020

PROSPECTUS

6,177,174 Common Shares

(and Associated Common Share Purchase Rights)

This prospectus relates to the disposition from time to time of up to 6,177,174 common shares, no par value per share (“Common Shares”), of Aeterna Zentaris Inc. (“Aeterna Zentaris”, “we”, “us” or the “Company”). These Common Shares include (i) 3,325,000 Common Shares that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in September 2019 which entitle the holders to purchase up to 3,325,000 of our Common Shares, at an exercise price of $1.65 per share, and which are currently exercisable until September 24, 2024, (ii) 2,608,696 Common Shares that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in February 2020 which entitle the holders to purchase up to 2,608,696 of our Common Shares, at an exercise price of $1.20 per share, and which are currently exercisable until August 21, 2025 and (iii) 243,478 Common Shares that may be acquired upon exercise of outstanding unregistered warrants previously issued by us in February 2020 as placement agent consideration which entitle the holders to purchase up to 243,478 of our Common Shares, at an exercise price of $1.61719 per share, and which are currently exercisable until February 19, 2025. See “Selling Shareholders”. We are not selling any Common Shares under this prospectus and will not receive any of the proceeds from the sale of Common Shares by the selling shareholders. We will, however, receive the net proceeds of any warrants exercised for cash.

We will bear all of the expenses incurred in connection with the registration of these shares. The selling shareholders will pay any underwriting discounts and selling commissions and/or similar charges incurred in connection with the sale of the shares. See “Plan of Distribution.”

The selling shareholders (including their pledgees, donees, transferees, assignees or other successors-in-interest) may offer the Common Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Investing in our securities involves a high degree of risk. Before making any decision to invest in our securities, you should carefully consider the information disclosed under “Risk Factors” beginning on page 4 of this Prospectus, as well as those risk factors contained or incorporated by reference into this Prospectus.

Our Common Shares are listed on both the NASDAQ Capital Market (“NASDAQ”) and on the Toronto Stock Exchange (“TSX”) under the symbol “AEZS”. On June 4, 2020, the last reported sales price of our Common Shares on NASDAQ was $1.17 per share and on TSX was C$1.59 per share.

The securities offered by this Prospectus have not been qualified in Canada and may not be offered or sold in Canada except pursuant to a Canadian prospectus or prospectus exemption.

The date of this Prospectus is , 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, filed with the SEC. Statements contained in this prospectus about the contents of any document are not necessarily complete. If SEC rules require that a document be filed as an exhibit to the registration statement, please see such document for a complete description of these matters. You should carefully read this prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. If any statement in this prospectus is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

The financial statements included in or incorporated by reference into this prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. Our consolidated financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) and the SEC independence standards, and thus may not be comparable to financial statements of United States (“U.S.”) companies.

Unless otherwise stated, currency amounts in this prospectus are stated in United States dollars, or “$” or “US$”.

In this prospectus, unless otherwise indicated, references to “we”, “us”, “our”, “Aeterna Zentaris” or the “Company” are to Aeterna Zentaris Inc., a Canadian corporation, and its consolidated subsidiaries, unless it is clear that such terms refer only to Aeterna Zentaris Inc. excluding its subsidiaries. References to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

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PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus and in the documents incorporated by reference herein. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus, including the financial statements and “Risk Factors” in this prospectus, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Our Company

Aeterna Zentaris is a specialty biopharmaceutical company commercializing and developing therapeutics and diagnostic tests. The Company’s lead product, Macrilen™ (macimorelin), is the first and only United States Food and Drug Administration (“FDA”) and European Commission approved oral test indicated for the diagnosis of patients with adult growth hormone deficiency (“AGHD”). Macrilen™ (macimorelin) is currently marketed in the United States through a license and assignment agreement (the “License Agreement”) with Novo Nordisk A/S (“Novo”). Aeterna Zentaris is also pursuing the development of macimorelin for the diagnosis of child-onset growth hormone deficiency (“CGHD”), an area of significant unmet need. In addition, we are actively pursuing business development opportunities for the commercialization of macimorelin in Europe and the rest of the world in addition to other non-strategic assets to monetize their value.

Recent Developments

On each of January 8, 2020 and April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that for the last 30 consecutive business days prior to the date of the letter, the closing bid price of our Common Shares was below $1.00 per share and, therefore, we did not meet the requirement for continued listing on the NASDAQ as required by Nasdaq Listing Rule 5550(b)(2). On each of January 23, 2020 and on June 5, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ notifying us that we had regained compliance with the minimum bid price requirement. Although as of the date of this prospectus our share price is above $1.00, there can be no assurance that the market price of our Common Shares will not again fall below $1.00 in the future or that, if it does, we will regain compliance with the minimum bid price requirement for continued listing.

In addition to the minimum bid price requirement, the continued listing rules of the NASDAQ require us to meet at least one of the following listing standards: (i) stockholders’ equity of at least $2.5 million, (ii) market value of listed securities (calculated by multiplying the daily closing bid price of our securities by our total outstanding securities) of at least $35 million or (iii) net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least $500,000.

On April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that, based upon the net loss for the fiscal year ended December 31, 2019, the Company no longer satisfies the minimum net income requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) and does not otherwise satisfy the alternative requirements of market value of listed securities or stockholders’ equity. The Company timely submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(3), and on June 3, 2020 the Staff granted the Company an extension of 180 days, through October 5, 2020, to evidence compliance with this requirement. The Company is pursuing a number of initiatives to increase stockholders’ equity, the completion of which are expected to enable it to achieve compliance with the minimum stockholders’ equity requirement by no later than October 5, 2020 and to thereafter maintain compliance with the listing requirements. There is no assurance that we will obtain and then maintain compliance and therefore there can be no assurance that our Common Shares will remain listed on the NASDAQ or the TSX.

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Corporate Information

We were incorporated on September 12, 1990 under the Canada Business Corporations Act (the “CBCA”) and continue to be governed by the CBCA. Our registered address is located at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, Canada M5L 1B9 c/o Stikeman Elliott, LLP. Our principal executive offices are located at 315 Sigma Drive, Summerville, South Carolina 29486; our telephone number is (843) 900-3223 and our website is www.zentaris.com. None of the documents or information found on our website shall be deemed to be included in or incorporated by reference into this prospectus, unless such document is specifically incorporated herein by reference. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

We currently have three wholly owned direct and indirect subsidiaries, Aeterna Zentaris GmbH (“AEZS Germany”), based in Frankfurt, Germany, Zentaris IVF GmbH, a direct wholly owned subsidiary of AEZS Germany, based in Frankfurt, Germany, and Aeterna Zentaris, Inc., an entity incorporated in the State of Delaware with an office based in Summerville, South Carolina in the U.S.

This Offering

We are registering for resale by the selling shareholders named herein the 6,177,174 Common Shares as described below.

Securities being offered:	6,177,174 of our Common Shares, no par value, and associated Common Share Purchase Rights. Additional information on our share capital, including the Common Share Purchase Rights, is provided in “Item 10 - Additional Information” in our Annual Report on Form 20-F for the financial year ended December 31, 2019, incorporated by reference to this prospectus.

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of our Common Shares by the selling shareholders.

NASDAQ Capital Market and TSX symbol:	AEZS

Risk factors:	See “Risk Factors” beginning on page 4 for risks you should consider before investing in our shares.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below in this Prospectus and in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 20-F and subsequent consolidated financial statements and corresponding management’s discussion and analysis filed with the Canadian securities regulatory authorities and our Reports on Form 6-K furnished to the SEC including our unaudited interim consolidated financial statements and corresponding management’s discussion and analysis. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

Our Common Shares may be delisted from the NASDAQ or the TSX, which could affect their market price and liquidity. If our Common Shares were to be delisted, investors may have difficulty in disposing their Common Shares.

Our Common Shares are currently listed on both the NASDAQ and the TSX under the symbol “AEZS”. We must meet continuing listing requirements to maintain the listing of our Common Shares on the NASDAQ and the TSX. For continued listing, the NASDAQ requires, among other things, that listed securities maintain a minimum closing bid price of not less than $1.00 per share. On each of January 8, 2020 and April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that for the last 30 consecutive business days prior to the date of the letter, the closing bid price of our Common Shares was below $1.00 per share and, therefore, we did not meet the requirement for continued listing on the NASDAQ as required by Nasdaq Listing Rule 5550(b)(2). On each of January 23, 2020 and on June 5, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ notifying us that we had regained compliance with the minimum bid price requirement. Although as of the date of this prospectus our share price is above $1.00, there can be no assurance that the market price of our Common Shares will not again fall below $1.00 in the future or that, if it does, we will regain compliance with the minimum bid price requirement for continued listing.

In addition to the minimum bid price requirement, the continued listing rules of the NASDAQ require us to meet at least one of the following listing standards: (i) stockholders’ equity of at least $2.5 million, (ii) market value of listed securities (calculated by multiplying the daily closing bid price of our securities by our total outstanding securities) of at least $35 million or (iii) net income from continuing operations (in the latest fiscal year or in two of the last three fiscal years) of at least $500,000 (collectively, the “Additional Listing Standards”). If we fail to meet at least one of the Additional Listing Standards, our Common Shares may be subject to delisting after the expiration of the period of time, if any, that we are allowed for regaining compliance.

On April 8, 2020, we received a letter from the Listing Qualifications Staff of the NASDAQ, notifying us that, based upon the net loss for the fiscal year ended December 31, 2019, the Company no longer satisfies the minimum net income requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(3) and does not otherwise satisfy the alternative requirements of market value of listed securities or stockholders’ equity. The Company timely submitted a plan to regain compliance with Nasdaq Listing Rule 5550(b)(3), and on June 3, 2020 the Staff granted the Company an extension of 180 days, through October 5, 2020, to evidence compliance with this requirement. The Company is pursuing a number of initiatives to increase stockholders’ equity, the completion of which are expected to enable it to achieve compliance with the minimum stockholders’ equity requirement by no later than October 5, 2020 and to thereafter maintain compliance with the listing requirements. There is no assurance that we will obtain and then maintain compliance and therefore there can be no assurance that our Common Shares will remain listed on the NASDAQ or the TSX. If we fail to meet any of the NASDAQ’s or the TSX’s continued listing requirements, our Common Shares may be delisted. Any delisting of our Common Shares may adversely affect our ability to raise additional financing through the public or private sale of equity securities, would significantly adversely affect the ability of investors to trade our securities and would negatively affect the value and liquidity of our Common Shares. Delisting could also have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business opportunities. If our Common Shares are delisted by the NASDAQ or the TSX, the price of our Common Shares may decline, and a shareholder may find it more difficult to dispose, or obtain quotations as to the market value, of such shares. Moreover, if we are delisted, we could incur additional costs under state blue sky laws in connection with any sales of our securities. These requirements could severely limit the market liquidity of our Common Shares and the ability of our shareholders to sell our Common Shares in the secondary market.

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SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated herein by reference contain forward-looking statements made pursuant to the safe-harbor provision of the U.S. Securities Litigation Reform Act of 1995, which reflect our current expectations regarding future events. Forward-looking statements may include, but are not limited to statements preceded by, followed by, or that include the words “will,” “expects,” “believes,” “intends,” “would,” “could,” “may,” “anticipates,” and similar terms that relate to future events, performance, or our results. Forward-looking statements involve known risks and uncertainties, including those discussed in the Annual Report on Form 20-F, under the caption “Key Information - Risk Factors” filed with the relevant Canadian securities regulatory authorities in lieu of an annual information form and with the SEC. Known and unknown risks and uncertainties could cause our actual results to differ materially from those in forward-looking statements. Such risks include but are not limited to:

● our ability to raise capital and obtain financing to continue our currently planned operations;

● our ability to continue to list our Common Shares on the NASDAQ;

● our ability to continue as a going concern, which is dependent, in part, on our ability to transfer cash from Aeterna Zentaris GmbH (“AEZS Germany”) to Aeterna Zentaris and the U.S. subsidiary and to secure additional financing;

● our now heavy dependence on the success of Macrilen™ (macimorelin) and related out-licensing arrangements and the continued availability of funds and resources to successfully commercialize the product, including our heavy reliance on the success of the license and assignment agreement with Novo Nordisk A/S (“Novo”);

● our ability to enter into out-licensing, development, manufacturing, marketing and distribution agreements with other pharmaceutical companies and keep such agreements in effect;

● our reliance on third parties for the manufacturing and commercialization of Macrilen™ (macimorelin);

● potential disputes with third parties, leading to delays in or termination of the manufacturing, development, out-licensing or commercialization of our product candidates, or resulting in significant litigation or arbitration;

● uncertainties related to the regulatory process;

● unforeseen global instability, including the instability due to the global pandemic of the novel coronavirus;

● our ability to efficiently commercialize or out-license Macrilen™ (macimorelin);

● our reliance on the success of the pediatric clinical trial in the European Union (“E.U.”) and U.S. for Macrilen™ (macimorelin);

● the degree of market acceptance of Macrilen™ (macimorelin);

● our ability to obtain necessary approvals from the relevant regulatory authorities to enable us to use the desired brand names for our product;

● our ability to successfully negotiate pricing and reimbursement in key markets in the E.U. for Macrilen™ (macimorelin);

● any evaluation of potential strategic alternatives to maximize potential future growth and shareholder value may not result in any such alternative being pursued, and even if pursued, may not result in the anticipated benefits;

● our ability to protect our intellectual property; and

● the potential of liability arising from shareholder lawsuits and general changes in economic conditions.

More detailed information about these and other factors is included under “Risk Factors” in this Prospectus and in other documents incorporated herein by reference. Investors should consult the Company’s quarterly and annual filings with the Canadian and U.S. securities commissions for additional information on risks and uncertainties. Many of these factors are beyond our control. Future events may vary substantially from what we currently foresee. You should not place undue reliance on such forward-looking statements. The Company disavows and is under no obligation to update or alter such forward-looking statements whether as a result of new information, future results, events, developments or otherwise, unless required to do so by a governmental authority or applicable law.

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USE OF PROCEEDS

Any selling shareholder will receive all of the net proceeds from the sales of our Common Shares offered by such selling shareholder pursuant to this prospectus.

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SELLING SHAREHOLDERS

September 2019 Offering

On September 24, 2019, we issued to certain institutional investors unregistered warrants (the “September 2019 Investor Warrants”) to purchase, in the aggregate, up to 3,325,000 of our Common Shares at an exercise price of $1.65 per share in a private placement pursuant to a Securities Purchase Agreement, dated September 20, 2019, among the Company and the purchasers party thereto, which agreement also provided for the registered offering to such investors of an aggregate of 3,325,000 Common Shares and associated Common Share purchase rights, for an offering price of $1.50 per Common Share, associated purchase right and September 2019 Investor Warrant to purchase one Common Share (collectively, the “September 2019 Offering”). The September 2019 Investor Warrants are exercisable six months following the date of issuance and have an exercise price of $1.65. The warrants will expire five years from the date of issuance. A holder will not have the right to exercise any portion of the September 2019 Investor Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the September 2019 Investor Warrants. However, any holder may increase or decrease such percentage not to exceed 9.99% of the common shares outstanding immediately after giving effect to the exercise, provided that any increase will not be effective until the 61st day after such election.

If a registration statement registering the issuance of the Common Shares underlying the September 2019 Investor Warrants under the Securities Act is not effective or available or an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the September 2019 Investor Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the September 2019 Investor Warrants.

The September 2019 Investor Warrants or the Common Shares issuable upon exercise of the September 2019 Investor Warrants have not been registered under the Securities Act, or any state securities laws. The September 2019 Investor Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, including Rule 506 of Regulation D promulgated thereunder. We made this determination based on the representations that each investor party is an “accredited investor” within the meaning of Rule 501 of Regulation D.

All of these unregistered September 2019 Investor Warrants remain unexercised.

February 2020 Offering

On February 21, 2020, we issued to certain institutional investors unregistered warrants (the “February 2020 Investor Warrants”) to purchase, in the aggregate, up to 2,608,696 of our Common Shares at an exercise price of $1.20 per share in a private placement pursuant to a Securities Purchase Agreement, dated February 19, 2020, among the Company and the purchasers party thereto, which agreement also provided for the registered offering to such investors of an aggregate of 3,478,261 Common Shares and associated Common Share purchase rights, for an offering price of $1.29375 per Common Share, associated purchase right and February 2020 Investor Warrant to purchase 0.75 of a Common Share (collectively, the “February 2020 Offering”). The February 2020 Investor Warrants are exercisable immediately following issuance and have an exercise price of $1.20. The warrants will expire five and one-half years from the date of issuance. A holder will not have the right to exercise any portion of the February 2020 Investor Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% of our Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the February 2020 Investor Warrants. However, any holder may increase or decrease such percentage not to exceed 9.99% of the common shares outstanding immediately after giving effect to the exercise, provided that any increase will not be effective until the 61st day after such election.

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If a registration statement registering the issuance of the Common Shares underlying the February 2020 Investor Warrants under the Securities Act is not effective or available or an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the February 2020 Investor Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of Common Shares determined according to the formula set forth in the February 2020 Investor Warrants.

The February 2020 Investor Warrants or the Common Shares issuable upon exercise of the February 2020 Investor Warrants have not been registered under the Securities Act, or any state securities laws. The February 2020 Investor Warrants were issued in reliance upon the exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, including Rule 506 of Regulation D promulgated thereunder. We made this determination based on the representations that each investor party is an “accredited investor” within the meaning of Rule 501 of Regulation D.

All of these unregistered February 2020 Investor Warrants remain unexercised.

We also issued unregistered warrants (the “February 2020 Placement Agent Warrants” and, together with the September 2019 Investor Warrants and the February 2020 Investor Warrants, the “Warrants”) to purchase up to an aggregate of 243,478 Common Shares, to designees of H.C. Wainwright & Co., LLC, the exclusive placement agent for the offering, which have the same terms as the February 2020 Investor Warrants except for an exercise price of $1.61719 per share and expiration of February 19, 2025.

Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe are affiliated with H.C. Wainwright & Co., LLC, a registered broker-dealer. H.C. Wainwright & Co., LLC and/or any of its affiliates previously served as our exclusive placement agent for the February 2020 Offering, as sales agent for an at-the-market offering pursuant to a sales agreement dated April 27, 2017 and as financial advisor from time to time in the ordinary course of their business, for which they have received customary fees and commissions.

Information About Selling Shareholder Offering

We are registering the resale of the above-referenced Common Shares, and associated Common Share purchase rights, to permit each of the selling shareholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to resell or otherwise dispose of the Common Shares in the manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). This prospectus covers the sale or other disposition by the selling shareholders of up to the total number of Common Shares issuable upon cash exercise of the Warrants issued to investors and to our placement agent in September 2019 and February 2020, as applicable, which are held by the selling shareholders. Throughout this prospectus, when we refer to the Common Shares being registered on behalf of the selling shareholders, we are referring to the Common Shares issuable upon cash exercise of the Warrants, and when we refer to the selling shareholders in this prospectus, we are referring to the current holders of the warrants issued to investors and to our placement agent in September 2019 and February 2020, as applicable, and their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders may sell some, all or none of their Common Shares. We do not know when or whether any of the selling shareholders will exercise their Warrants, nor do we know how long the selling shareholders will hold their Common Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the exercise of any Warrants, or the sale or other disposition of any of the Common Shares. The Common Shares covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the name of each of the selling shareholders, the number and percentage of our Common Shares beneficially owned by the selling shareholders as of May 27, 2020, the number of our Common Shares issuable upon exercise of Warrants that may be offered under this prospectus, and the number and percentage of our Common Shares beneficially owned by the selling shareholders assuming all of the Common Shares registered hereunder are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Shares. Generally, a person “beneficially owns” Common Shares if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of Common Shares in the column “Number of Shares Offered” represents all of the Common Shares that a selling shareholder may offer and sell from time to time under this prospectus.

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The information in the table below and the footnotes thereto regarding Common Shares to be beneficially owned after the offering assumes that the selling shareholders have exercised their Warrants in full pursuant to cash exercises and further assumes the sale of all Common Shares being offered by the selling shareholders under this prospectus.

Unless otherwise indicated, all information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders. The percentage of shares owned prior to and after the offering is based on 23,546,971 of our Common Shares outstanding as of May 29, 2020. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling shareholders named in this table has sole voting and investment power with respect to the Common Shares indicated as beneficially owned. Except as otherwise indicated in this section, based on the information provided to us by the selling shareholders, and to the best of our knowledge, none of the selling shareholders is a broker-dealer or an affiliate of a broker-dealer.

	Common Shares Beneficially Owned Prior to the Offering	Number of Common Shares Registered Hereby	Common Shares Beneficially Owned After the Offering
	Number	for Sale	Number	Percent
Empery Asset Master, LTD(1)	497,733	362,585	135,148	*
Empery Tax Efficient II, LP(2)	1,094,950	894,098	200,852	*
Empery Tax Efficient, LP(3)	68,317	68,317	-	-
Armistice Capital Master Fund Ltd.(4)	3,739,130	3,739,130	-	-
Lincoln Park Capital Fund, LLC(5)	579,710	579,710	-	-
Intracoastal Capital, LLC(6)	429,856	289,856	140,000	*
Noam Rubinstein(7)(11)	76,696	76,696	-	-
Charles Worthman(8)(11)	2,435	2,435	-	-
Michael Vasinkevich(9)(11)	156,130	156,130	-	-
Craig Schwabe(10)(11)	8,217	8,217	-	-
Total Common Shares Registered Hereby:		6,177,174

*	Less than 1%.

**	Subject to a 4.99% blocker. See notes below.

(1) Consists of 497,733 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The registered address of EAM is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

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(2) Consists of 1,094,950 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein. Empery Asset Management LP, the authorized agent of Empery Tax Efficient II, LP (“ETE II”), has discretionary authority to vote and dispose of the shares held by ETE II and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE II. ETE II, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The registered address of ETE II is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

(3) Consists of 68,317 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The registered address of ETE is c/o Empery Asset Management, LP, One Rockefeller Plaza, Suite 1205, New York City, NY 10020.

(4) Consists of 3,739,130 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein. The business address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, L.L.C., 510 Madison Avenue, 7th Floor, New York, New York 10022. Steven Boyd, the managing member of Armistice Capital, LLC, the investment manager of Armistice Capital Master Fund Ltd., has the power to vote and dispose of the shares held by Armistice Capital Master Fund Ltd. and may be deemed to be the beneficial owner of these shares.

(5) Consists of 579,710 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein. The registered address of Lincoln Park Capital Fund, LLC (“Lincoln Park”) is 440 N. Wells St., Suite 410, Chicago, IL 60654. Josh Scheinfeld and Jonathan Cope, the principals of Lincoln Park, are deemed to be beneficial owners of all of the Common Shares owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and dispositive power over the Common Shares being offered under this prospectus.

(6) Consists of 429,856 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein. The registered address of Intracoastal Capital, LLC is 2211A Lakeside Dr. Bannockburn, IL 60015. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of the securities reported herein that are held by Intracoastal.

(7) Consists of 76,696 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein.

(8) Consists of 2,435 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein.

(9) Consists of 156,130 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein.

(10) Consists of 8,217 Common Shares underlying warrants, without giving effect to limitations on beneficial ownership set forth therein.

(11) Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe have a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022.

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DESCRIPTION OF SHARE CAPITAL

Our authorized share capital structure consists of an unlimited number of shares of the following classes (all classes are without nominal or par value): Common Shares; and first preferred shares (the “First Preferred Shares”) and second preferred shares (the “Second Preferred Shares” and, together with the First Preferred Shares, the “Preferred Shares”), each issuable in series. As of May 29, 2020, there were 23,546,971 Common Shares issued and outstanding, which have associated Common Share purchase rights under our Shareholder Rights Plan Agreement. No Preferred Shares have been issued to date. See Item 10.B. of our most recent Annual Report on Form 20-F, which is incorporated herein by reference.

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PLAN OF DISTRIBUTION

We are registering the Common Shares (and associated purchase rights) issued and issuable upon exercise of the Warrants to permit the resale of these Common Shares by the holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the Common Shares. We will bear all fees and expenses incident to our obligation to register the Common Shares.

The selling shareholders may sell all or a portion of the Common Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Common Shares are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Common Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

● on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

● in the over-the-counter market;

● in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

● through the writing of options, whether such options are listed on an options exchange or otherwise;

● ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

● block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

● purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

● an exchange distribution in accordance with the rules of the applicable exchange;

● privately negotiated transactions;

● short sales;

● sales pursuant to Rule 144;

● broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

● a combination of any such methods of sale; and

● any other method permitted pursuant to applicable law.

If the selling shareholders effect such transactions by selling Common Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the Common Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Common Shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Common Shares in the course of hedging in positions they assume. The selling shareholders may also sell Common Shares short and deliver Common Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge Common Shares to broker-dealers that in turn may sell such shares. The selling shareholders may pledge or grant a security interest in some or all of the Warrants or Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Common Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the Common Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling shareholders and any broker-dealer participating in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Common Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the Common Shares registered pursuant to the registration statement, of which this prospectus is a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the Common Shares by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Common Shares to engage in marketmaking activities with respect to the Common Shares. All of the foregoing may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares. We will pay all expenses of the registration of the Common Shares, estimated to be $63,950 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the terms of the Warrants, securities purchase agreements and/or engagement letters, as applicable, or the selling shareholders will be entitled to contribution. We may be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related agreement, or we may be entitled to contribution. Once sold under the registration statement of which this prospectus forms a part, the Common Shares will be freely tradable in the hands of persons other than our affiliates.

The securities offered by this Prospectus have not been qualified in Canada and may not be offered or sold in Canada except pursuant to a Canadian prospectus or prospectus exemption.

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EXPENSES OF THE OFFERING

The following is a statement of estimated expenses to be incurred by us in connection with the registration of the securities registered hereby, all of which will be borne by us. All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$950
Legal fees and expenses	$52,000
Accountant’s fees and expenses	$11,000

Total	$63,950

LEGAL MATTERS

The validity of the Common Shares offered hereby will be passed upon for us by Stikeman Elliott LLP.

EXPERTS

The consolidated financial statements incorporated into this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the CBCA. Many of our officers and directors, and some of the experts named in this Prospectus, are residents of Canada or elsewhere outside of the U.S., and a substantial portion of our assets and the assets of such persons are located outside the U.S. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S. We have been advised by our legal counsel, Stikeman Elliott LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Stikeman Elliott LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F with the SEC, and we furnish other documents, such as quarterly and current reports, proxy statements and other information and documents that we file with the Canadian securities regulatory authorities, to the SEC, as required. The materials we file with or furnish to the SEC are available to the public on the SEC’s Internet website at www.sec.gov. Those filings are also available to the public on our corporate website at www.zentaris.com. Information contained on our website is not a part of this Prospectus and the inclusion of our website address in this Prospectus is an inactive textual reference only. As we are a Canadian issuer, we also file continuous disclosure documents with the Canadian securities regulatory authorities, which documents are available on the System for Electronic Document Analysis and Retrieval (“SEDAR”) website maintained by the Canadian Securities Administrators at www.sedar.com.

This Prospectus forms part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding us and our Securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or electronically at www.sec.gov.

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DOCUMENTS INCORPORATED BY REFERENCE

The following documents have been filed with the various securities commissions or similar securities regulatory authorities in Canada and are specifically incorporated by reference into, and form an integral part of, this Prospectus:

●	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020;
●	a Form 8-A12B/A filed with the SEC on May 5, 2019 to amend our previously filed Form 8-A12B filed on April 14, 2017;
●	a press release announcing that Aeterna Zentaris Inc. received a NASDAQ notification regarding the minimum bid price requirement on January 8, 2020, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on January 8, 2020;
●	a press release announcing that Aeterna Zentaris Inc. regained compliance with the NASDAQ minimum bid price requirement for continued listing on January 27, 2020, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on January 27, 2020;
●	a press release announcing the completion of patient recruitment in does-finding pediatric study of Macimorelin on January 28, 2020, included as Exhibit 99.1 to a Report on Form 6-K furnished to the SEC on January 28, 2020; and
●	the Reports on Form 6-K furnished to the SEC on February 21, 2020 (two such Reports on such date), March 31, 2020 (excluding exhibit 99.3 thereto) and May 6, 2020, as amended by Report on Form 6-K/A furnished to the SEC on May 11, 2020 (excluding exhibits 99.3 and 99.4 thereto).

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein (subject to certain restrictions because of the confidential nature of the subject matter) or any of our SEC filings incorporated by reference herein without charge by written or oral request directed to:

Aeterna Zentaris Inc.
Attention: Investor Relations
315 Sigma Drive
Summerville, South Carolina
USA, 29486
Tel. (843) 900-3223

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 124 of the Canada Business Corporations Act (the “CBCA”), the registrant may indemnify a present or former director or officer of the registrant or another individual who acts or acted at the registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the registrant or other entity. The registrant may not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the registrant or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the registrant’s request, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. Such indemnification may be made in connection with an action by or on behalf of the registrant or other entity to procure a judgment in its favor only with court approval. A director or officer is entitled to indemnification from the registrant as a matter of right if he or she was not judged by the Court or other competent authority to have committed any fault or omitted to do anything that he or she ought to have done and fulfilled the conditions set forth above. The registrant may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to above. The individual shall repay the moneys if he or she does not fulfill the conditions set forth above to qualify for indemnification.

In accordance with the provisions of the CBCA described above, the by-laws of the registrant provide that the registrant shall indemnify a director or officer of the registrant, a former director or officer of the registrant or a person who acts or acted at the registrant’s request as a director or officer of a body corporate of which the registrant is or was a shareholder or creditor, and his or her heirs and legal representatives, against all costs, losses, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of the registrant or such body corporate, if: (a) the person acted honestly and in good faith with a view to the best interests of the registrant and (b) in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that their conduct was lawful. The registrant may indemnify from time to time any director or other person who has assumed or is about to assume in the normal course of business any liability for the registrant or for any corporation controlled by the registrant, and to secure such director or other person against any loss by the pledge of all or part of the movable or immovable property of the registrant through the creation of a hypothec or any other real right in all or part of such property or in any other manner.

The by-laws of the registrant also provide that the registrant may, to the extent permitted by the CBCA Canada Business Corporations Act, purchase and maintain insurance for the benefit of any person referred to above against any such liability as the Board of Directors may from time to time determine.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The registrant has also agreed to indemnify and save harmless the directors and its senior corporate officers as well as the managing director of its German subsidiary pursuant to various Director and Officer Indemnification Agreements against certain charges, damages, awards, settlements, liabilities, interest, judgments, fines, penalties, statutory obligations, professional fees and retainers and other expenses of whatever nature or kind, provided that any such costs, charges, professional fees and other expenses are reasonable (collectively, “Expenses”) and from and against all Expenses sustained or incurred by the indemnified party as a result of serving as a director, officer or employee of the registrant in respect of any act, matter, deed or thing whatsoever made, done, committed, permitted, omitted or acquiesced in by the indemnified party as a director, officer or employee of the registrant. The form of Director and Officer Indemnification Agreement has been furnished to the SEC as Exhibit 99.1 to the registrant’s Report on Form 6-K dated October 21, 2016.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below are the sales of all unregistered securities of ours sold by us within the past three years (i.e., since June 1, 2017, up to the date of this registration statement) which were not registered under the Securities Act:

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On February 21, 2020, the Company entered into a securities purchase agreement (the “2020 Securities Purchase Agreement”) with institutional investors in the U.S. to purchase 3,478,261 Common Shares, at a purchase price of $1.29375 per share. Under the terms of the 2020 Securities Purchase Agreement, the Company issued to the investors unregistered warrants to purchase up to an aggregate of 2,608,696 Common Shares in a concurrent private placement. The warrants have an exercise price of $1.20 per common share, are exercisable immediately and will expire five and one-half years following the date of issuance. The gross proceeds from the offering totaled approximately $4.5 million, before deducting placement agent fees and offering expenses.

On September 20, 2019, the Company entered into a securities purchase agreement with U.S. institutional investors to purchase $5.0 million in gross proceeds (before transaction costs of $0.8 million) of Common Shares for $1.50 per share in a registered direct offering and warrants to purchase Common Shares in a concurrent private placement. Under the terms of the securities purchase agreement, the Company sold 3,325,000 common shares. In the concurrent private placement, the Company issued warrants to purchase up to an aggregate of 3,325,000 common shares. The warrants are exercisable commencing six months from the date of issuance, have an exercise price of $1.65 per share and expire 5 years following the date of issuance.

The privately placed securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) The following documents are filed as part of this registration statement:

See Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules

None.

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8. A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

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(b) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Index

3.1	Restated Certificate of Incorporation and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 25, 2011)
3.2	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on October 3, 2012)
3.3	Certificate of Amendment and Articles of Amendment of the Registrant (incorporated by reference to Exhibit 99.1 to the Registrant’s report on Form 6-K furnished to the Commission on November 17, 2015)
3.4	Amended and Restated By-Law One of the Registrant (incorporated by reference to Exhibit 1.3 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2012 filed with the Commission on March 22, 2013)
4.1	Amended and Restated Shareholder Rights Plan Agreement between the Registrant and Computershare Trust Company of Canada, as Rights Agent, dated as of May 8, 2019 (incorporated by reference to Exhibit 99.2 to the Registrant’s report on Form 6-K furnished to the Commission on May 9. 2019)
4.2	Form of Warrant Agreement (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
4.3	Form of Investor Warrant (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
4.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 99.4 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
5.1	Opinion of Stikeman Elliott LLP
10.1	Second Amended and Restated Stock Option Plan of the Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2013 filed with the Commission on March 21, 2014)
10.2	2018 Long-Term Incentive Plan of the Registrant (incorporated by reference to Exhibit 4.7 of the Registrant’s Form S-8 filed with the Commission on May 8, 2018)
10.3	License and Assignment Agreement, dated January 16, 2018 by and between Aeterna Zentaris GmbH and Strongbridge Ireland Limited (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on January 19, 2018)
10.4	Employment Agreement dated October 1, 2017 between Michael Ward and the Registrant (incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2017 filed with the Commission on March 28, 2018)
10.5	Change of Control Agreement dated October 1, 2017 between Michael Ward and the Registrant (incorporated by reference to Exhibit 4.4 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2017 filed with the Commission on March 28, 2018)
10.6	Independent Contractor Agreement dated September 18, 2018 between Leslie Auld and the Registrant (incorporated by reference to Exhibit 4.8 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2018 filed with the Commission on April 1, 2019)
10.7	Master Collaboration Agreement by and between Aeterna Zentaris GmbH, a subsidiary of the Registrant, and Sinopharm A-think Pharmaceuticals Co., Ltd, dated as of December 1, 2014 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on December 11, 2014)
10.8	License Agreement by and between Aeterna Zentaris GmbH, a subsidiary of the Registrant, and Sinopharm A-think Pharmaceuticals Co., Ltd, dated as of December 1, 2014 (incorporated by reference to Exhibit 99.3 of the Registrant’s report on Form 6-K furnished to the Commission on December 11, 2014)
10.9	Technology Transfer and Technical Assistance, Agreement by and between Aeterna Zentaris GmbH, a subsidiary of the Registrant, and Sinopharm A-think Pharmaceuticals Co., Ltd, dated as of December 1, 2014 (incorporated by reference to Exhibit 99.4 of the Registrant’s report on Form 6-K furnished to the Commission on December 11, 2014)
10.10	Director and Officer Indemnification Agreement (incorporated by reference to Exhibit 99.1 of the Registrant’s report on Form 6-K furnished to the Commission on October 21, 2016)
10.11	Placement Agency Agreement between the Registrant and Maxim Group LLC, dated as of September 20, 2019 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
10.12	Form of Securities Purchase Agreement by and between the Registrant and certain institutional investors, dated as of September 20, 2019 (incorporated by reference to Exhibit 99.3 of the Registrant’s report on Form 6-K furnished to the Commission on September 20, 2019)
10.13	Form of Securities Purchase Agreement by and between the Registrant and certain institutional investors, dated as of February 21, 2020 (incorporated by reference to Exhibit 99.2 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
10.14	Engagement Agreement by and between the Registrant and H.C. Wainwright & Co., LLC, dated as of February 18, 2020 (incorporated by reference to Exhibit 99.3 of the Registrant’s report on Form 6-K furnished to the Commission on February 21, 2020)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 of the Registrant’s Annual Report on Form 20-F for the financial year ended December 31, 2019 filed with the Commission on March 31, 2020)
23.1	Consent of Stikeman Elliott LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (included on the signature pages to this Registration Statement)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charleston, South Carolina, on June 8, 2020.

AETERNA ZENTARIS INC.

By:	/s/ Klaus Paulini, PhD
Name:	Klaus Paulini, PhD
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Klaus Paulini, PhD and Leslie Auld, either of whom may act without the joinder of the other, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to execute in the name, place and stead of the undersigned, in any and all such capacities, any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-1 (including any subsequent registration statement for the same offering which may be filed under the Securities Act of 1933), and all instruments necessary or in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform in the name and on behalf of the undersigned each and every act and thing whatsoever necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 8, 2020.

Signature	Title

/s/ Klaus Paulini, PhD	President, Chief Executive Officer (Principal
Klaus Paulini, PhD	Executive Officer) and Director

/s/ Leslie Auld	Senior Vice President, Chief Financial Officer
Leslie Auld	(Principal Financial Officer and Principal Accounting Officer)

/s/ Carolyn Egbert	Director and Chair of the Board
Carolyn Egbert

/s/ Pierre-Yves Desbiens	Director
Pierre-Yves Desbiens

/s/ Peter G. Edwards	Director
Peter G. Edwards

/s/ Gilles Gagnon	Director
Gilles Gagnon

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AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement on Form F-1, solely in the capacity of the duly authorized representative of Aeterna Zentaris Inc. in the United States, on June 8, 2020.

AETERNA ZENTARIS INC.

By:	/s/ Klaus Paulini, PhD
Name:	Klaus Paulini, PhD
Title:	Authorized Signatory

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